UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2015

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for MagnaChip Semiconductor Corporation (the “Company”) and its consolidated subsidiaries for the first quarter ended March 31, 2015, as presented in a press release dated May 28, 2015.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

Effective May 21, 2015, Brent Rowe resigned as the Company’s Executive Vice President, Worldwide Sales, and from all other officer and director positions with the Company and its direct and indirect subsidiaries.

In connection with Mr. Rowe’s resignation, Mr. Rowe and MagnaChip Semiconductor, Inc., a subsidiary of the Company, entered into an Advisory Services and Separation Agreement (the “Separation Agreement”) that will become effective on May 28, 2015 (unless earlier revoked under a statutory waiting period). Pursuant to the Separation Agreement, Mr. Rowe’s employment will terminate effective May 31, 2015. Mr. Rowe will be entitled to receive an initial severance payment of $134,000, payable within five days of the effective date of the Separation Agreement. Commencing on the effective date of the Separation Agreement, Mr. Rowe will also be entitled to receive $4,000 per month for a period of nine months or until such time as Mr. Rowe has secured other employment, whichever occurs first. Pursuant to the Separation Agreement, Mr. Rowe will provide advisory services to the Company for a term of nine months. The advisory services will relate to: supporting the Company’s Chief Executive Officer; transition matters; and any other matters the Company requests in its reasonable discretion. The Company has agreed to pay certain expenses of Mr. Rowe’s during the term that he provides advisory services to the Company.

In addition, all stock options held by Mr. Rowe will be exercisable for 24 months following May 31, 2015. The Separation Agreement also contains a general release of claims, a non-disparagement agreement, a confidentiality agreement by Mr. Rowe and a covenant by Mr. Rowe that for 12 months following the effective date of the Separation Agreement he will not solicit any of the Company’s employees.

(d)

Effective May 22, 2015, the Board of Directors of the Company elected Young-Joon Kim, the Company’s Chief Executive Officer and General Manager, Display Solutions Division, as a Class III director of the Company to fill the existing vacancy in such class, to serve until his successor has been duly elected and qualified or until his earlier resignation or removal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press release for MagnaChip Semiconductor Corporation dated May 28, 2015, announcing the results for the first quarter ended March 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: May 28, 2015	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release for MagnaChip Semiconductor Corporation dated May 28, 2015, announcing the results for the first quarter ended March 31, 2015.